UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

Commission File Number of issuing entity: 333-172863-01

CFCRE Commercial Mortgage Trust 2011-C2

(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor: 333-172863

CCRE Commercial Mortgage Securities, L.P.

(Exact name of depositor as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsor as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization of the issuing entity)

45-6653210

45-6653220

45-6663249

(I.R.S. Employer Identification No.)

c/o Citibank, N.A. 388 Greenwich Street, 14th Floor New York, New York	10013
(Address of principal executive offices of the issuing entity)	(Zip Code)

(212) 816-5693

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 - Other Events.

Citibank, N.A. (“Citibank”) currently acts as certificate administrator (“Certificate Administrator”) and trustee (“Trustee”) on behalf of the Issuing Entity. Section 8.06 of Pooling and Servicing Agreement requires the Certificate Administrator and the Trustee to maintain a rating on its unsecured long-term debt of at least “A+” by Fitch and “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) (or “A1” by Moody’s if the Trustee or the Certificate Administrator has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the rating agencies have provided a No Downgrade Confirmation). On Thursday, June 21, 2012, Moody’s lowered Citibank’s long-term deposit ratings from A1 to A3 and its short-term deposit ratings from Prime-1 to Prime-2. As a result of the June 21, 2012 downgrade, the Certificate Administrator and the Trustee currently do not meet the minimum ratings requirements set forth in Section 8.06 of the Pooling and Servicing Agreement. Accordingly, the Certificate Administrator and the Trustee may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCRE Commercial Mortgage Securities, L.P.

(Depositor)

/s/ Anthony Orso

Anthony Orso, Chief Executive Officer

Date: June 27, 2012